EXHIBIT 99.1

Actua Announces Fourth Quarter and Full-Year 2014 Financial Results

Actua Exceeds Annual Guidance, Reporting Excellent Fourth Quarter With $4.5 Million in Cash Flow From Operations

RADNOR, Pa., Feb. 26, 2015 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) ("Actua") today reported its results for the fourth quarter and full year ended December 31, 2014.

Revenue was $26.6 million for the fourth quarter of 2014, up from $17.7 million for the fourth quarter of 2013. Net income attributable to Actua common shareholders for the fourth quarter of 2014 was $10.4 million, or $0.28 per diluted share, compared to net income of $200.2 million, or $5.18 per diluted share, for the corresponding 2013 quarter, which reflected the gain realized on the 2013 sale of Procurian and the related escrow release in the 2014 period. Non-GAAP net income (loss) for the fourth quarter of 2014 was $(1.3) million, or $(0.03) per share, compared to a non-GAAP net income (loss) of $(3.1) million, or $(0.09) per diluted share, for the comparable prior year quarter.

Revenue for the year ended December 31, 2014 was $84.8 million, up from $59.2 million for the comparable period of 2013. Net loss attributable to Actua common shareholders for the year ended December 31, 2014 was $(23.3) million, or $(0.63) per diluted share, compared to net income of $209.1 million, or $5.72 per diluted share, for the corresponding 2013 period, which reflected the gains realized on the 2013 sales of Procurian, Channel Intelligence and Investor Force. Non-GAAP net income (loss) for 2014 was $(13.6) million, or $(0.37) per share, compared to a non-GAAP net income (loss) of $(15.1) million, or $(0.41) per diluted share, for the comparable prior year period.

"Driven by an excellent fourth quarter, 2014 results exceeded our expectations," said Walter Buckley, Actua's Chief Executive Officer. "Our most important accomplishment in 2014 was broadening our market footprint by adding FolioDynamix as our fourth vertical cloud platform and completing two strategic tuck-in acquisitions. We also aggressively invested for growth, expanding our sales and marketing and product development initiatives. Finally, we repositioned and rebranded the company to better reflect the evolution of our business. We enter 2015 with strong momentum and a focus on driving revenue growth and operating leverage."

2015 Guidance

Actua expects 2015 annual GAAP revenue in the range of between $133.0 million and $138.0 million which corresponds to revenue of between $135.5 million and $140.5 million after adding back a reduction of $2.5 million related to acquired deferred revenue adjustments required by GAAP. Non-GAAP net income (loss) per share is expected in the range of between $(0.37) and $(0.41) per diluted share for 2015. We expect annual cash flow from operations to improve from $(14.2) million in 2014 to be in the range of $(6.0) million and $(10.0) million.

Actua's Chief Financial Officer, R. Kirk Morgan added, "One of the most important aspects of our 2015 guidance is the continued improvement in cash flow, as this improvement is compelling evidence of the significant operating leverage within our business."

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measure is included with the financial tables at the end of this release.

Please see Actua's website at www.actua.com for more information on Actua, its businesses and its fourth quarter 2014 results.

Actua will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 877.415.3182 or 857.244.7325. The participant pass code for either dial-in is 76175549.

For those unable to participate in the conference call, a replay will be available from February 26, 2015 at 2:00 p.m. ET until March 5, 2015 at 11:59 p.m. ET. To access the replay, dial 888.286.8010 or 617.801.6888. The passcode is 30244592. The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-presentations/.

About ACTUA

Actua Corporation (Nasdaq:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution – the vertical wave – by growing cloud businesses that are transforming their markets. With approximately 800 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua's rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue	$ 26,591	$ 17,680	$ 84,804	$ 59,201

Operating Expenses
Cost of revenue (a)	8,091	4,935	24,420	17,757
Sales and marketing (a)	10,876	8,335	39,710	28,129
General and administrative (a)	15,062	7,085	51,784	30,960
Research and development (a)	4,648	2,306	15,408	9,032
Amortization of intangibles	3,569	2,259	10,532	8,470
Impairment related and other	95	3,525	1,187	4,292
Total operating expenses	42,341	28,445	143,041	98,640
Operating income (loss)	(15,750)	(10,765)	(58,237)	(39,439)

Other income (expense):
Other income (loss), net	4,280	(4,032)	5,300	(4,210)
Interest income	71	77	463	227
Interest expense	(13)	(408)	(1,613)	(1,484)

Income (loss) before income taxes, equity loss and discontinued operations	(11,412)	(15,128)	(54,087)	(44,906)

Income tax benefit (expense)	10,896	17,601	13,271	17,571
Equity loss	--	(1,044)	(776)	(2,963)

Income (loss) from continuing operations	(516)	1,429	(41,592)	(30,298)
Income (loss) from discontinued operations	10,237	196,685	14,026	232,339
Net income (loss)	9,721	198,114	(27,566)	202,041
Less: Net income (loss) attributable to the noncontrolling interest	(683)	(2,067)	(4,246)	(7,018)
Net income (loss) attributable to Actua	$ 10,404	$ 200,181	$ (23,320)	$ 209,059

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$ 167	$ 2,803	$ (37,346)	$ (25,669)
Net income (loss) from discontinued operations	10,237	197,378	14,026	234,728
Net income (loss) attributable to Actua common shareholders	$ 10,404	$ 200,181	$ (23,320)	$ 209,059

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$ 0.00	$ 0.08	$ (1.01)	$ (0.70)
Income (loss) from discontinued operations attributable to Actua common shareholders	0.28	5.38	0.38	6.42
Income (loss) attributable to Actua common shareholders	$ 0.28	$ 5.46	$ (0.63)	$ 5.72

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$ 0.00	$ 0.08	$ (1.01)	$ (0.70)
Income (loss) from discontinued operations attributable to Actua common shareholders	0.28	5.10	0.38	6.42
Income (loss) attributable to Actua common shareholders	$ 0.28	$ 5.18	$ (0.63)	$ 5.72

Shares used in computation of basic net income (loss) per common share attributable to Actua common shareholders	36,780	36,664	37,130	36,536
Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	36,780	38,680	37,130	36,536

(a) Includes equity-based compensation of:
Cost of revenue	$ 21	$ 15	$ 76	$ 63
Sales and marketing	42	39	160	156
General and administrative	6,803	291	23,509	6,081
Research and development	51	27	144	111
	$ 6,917	$ 372	$ 23,889	$ 6,411

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013

ASSETS
Cash and cash equivalents	$ 103,134	$ 334,656
Restricted cash	1,484	1,242
Accounts receivable, net	22,787	11,300
Deferred tax asset	246	--
Prepaid expenses and other current assets	4,413	5,907
Total current assets	132,064	353,105
Fixed assets, net	7,894	5,840
Goodwill and Intangibles, net	369,949	149,221
Cost and equity method investments	17,672	20,373
Deferred tax asset	3,009	--
Other assets, net	1,288	1,179
Total Assets	$ 531,876	$ 529,718

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 500	$ 5,902
Accounts payable	12,634	2,970
Accrued expenses	8,816	5,176
Accrued compensation and benefits	9,241	8,732
Deferred revenue	33,980	21,830
Total current liabilities	65,171	44,610
Long-term debt	--	6,008
Deferred revenue	575	254
Other liabilities	6,727	1,726
Total Liabilities	72,473	52,598
Redeemable noncontrolling interest	6,221	3,442
Total Equity	453,182	473,678
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 531,876	$ 529,718

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Operating Activities - continuing operations
Net income (loss)	$ 9,721	$ 198,114	$ (27,566)	$ 202,041
(Income) loss from discontinued operations, including gain on sale, net of tax	(10,237)	(196,685)	(14,026)	(232,339)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,487	2,409	14,069	11,701
Equity-based compensation	6,917	372	23,889	6,411
Impairment related and other	--	(767)	1,092	--
Other (income) loss	(4,280)	4,032	(5,300)	4,210
Equity loss	--	1,044	776	2,963
Deferred tax asset	(4,893)	--	(4,893)	--
Current income tax benefit related to income from discontinued operations	(6,003)	(17,571)	(8,934)	(17,571)
Changes in assets and liabilities, net of effect of acquisitions:		--
Accounts receivable, net	4,911	2,062	(1,239)	(3,445)
Prepaid expenses and other assets	678	1,161	644	(817)
Accounts payable	273	1,273	(108)	(1,358)
Accrued expenses	202	1,066	(453)	1,192
Accrued compensation and benefits	470	2,647	(938)	3,330
Deferred revenue	2,748	(1,749)	9,570	5,325
Other liabilities	(447)	223	(803)	330
Cash flows provided by (used in) operating activities	4,547	(2,369)	(14,220)	(18,027)

Investing Activities - continuing operations
Capital expenditures, net	(309)	(348)	(3,677)	(1,243)
Change in restricted cash	150	(827)	193	(834)
Proceeds from sales/distributions of ownership interests	25,187	315,499	33,982	388,968
Proceeds from marketable securities	--	--	--	760
Ownership acquisitions, net of cash acquired	(205,468)	(1,110)	(215,385)	(14,638)
Increase (decrease) in cash due to consolidation/deconsolidation of subsidiaries	--	1,153		1,153
Cash flows provided by (used in) investing activities	(180,440)	314,367	(184,887)	374,166

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	(427)	(14,027)	(878)	(15,430)
Borrowings of long-term debt	--	--	--	4,900
Repayments of long-term debt and capital lease obligations	--	(1,165)	(12,641)	(2,480)
Purchase of treasury stock	(10,745)	(4,589)	(12,809)	(12,025)
Tax withholdings related to equity-based awards	(2,235)	(11,038)	(5,029)	(12,043)
Cash received for stock options exercised	44	11	94	11
Other financing activities	--	6	--	(73)
Cash flows provided by (used in) financing activities	(13,363)	(30,802)	(31,263)	(37,140)

Discontinued Operations
Cash flows provided by (used in) operating activities	--	(1,374)	(1,152)	5,216
Cash flows provided by (used in) investing activities	--	89	--	(2,302)
Cash flows provided by (used in) financing activities	--	(3,876)	--	(8,129)
Net increase(decrease) in cash and cash equivalents from discontinued operations	--	(5,161)	(1,152)	(5,215)

Net increase (decrease) in cash and cash equivalents	(189,256)	276,035	(231,522)	313,784
Cash and cash equivalents at beginning of period	292,390	58,621	334,656	20,872
Cash and cash equivalents at end of period	103,134	334,656	103,134	334,656
Less: Cash and cash equivalents - discontinued operations	--	--	--	--
Cash and cash equivalents at end of period	$ 103,134	$ 334,656	$ 103,134	$ 334,656

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2013				2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Net income (loss) attributable to Actua:	$19,068	($6,858)	($3,332)	$200,181	($10,150)	($12,894)	($10,680)	$10,404
Add back:
Share-based compensation	2,063	2,096	1,880	844	3,848	6,712	6,357	6,917
Amortization of intangibles	2,491	1,544	2,176	2,259	2,301	2,275	2,373	3,569
Impairment related and other costs	170	127	470	3,607	247	1,645	256	352
Transaction expenses					90	257	1,548	773
Other (income) loss, net	64	46	68	4,032	(300)	(637)	(96)	(4,280)
Acquired businesses' deferred revenue	753	605	90	76	76	76	336	1,991
Equity loss	701	923	295	1,044	312	320	144	0
Impact on non-cash income tax benefit items	--	--	--	(18,017)	--	(800)	(2,131)	(10,749)
Loss (Income) from discontinued operations	(28,226)	(2,448)	(5,010)	(196,453)	(48)	(1,315)	(2,426)	(10,237)
Impact of non-controlling interest (NCI) on discontinued operations	(2,267)	283	290	(693)	--	--	--	--
Non-GAAP net income (loss)	($5,183)	($3,682)	($3,073)	($3,120)	($3,624)	($4,361)	($4,319)	($1,260)

GAAP Net income (loss) per diluted share:	$0.52	($0.19)	($0.09)	$5.18	($0.27)	($0.35)	($0.29)	$0.28
Add back:
Share-based compensation	$0.06	$0.06	$0.05	$0.02	$0.10	$0.18	$0.17	$0.19
Amortization of intangibles	$0.07	$0.04	$0.06	$0.06	$0.06	$0.06	$0.06	$0.10
Impairment related and other	$0.00	$0.00	$0.01	$0.09	$0.01	$0.04	$0.01	$0.01
Transaction expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.01	$0.04	$0.02
Other (income) loss, net	$0.00	$0.00	$0.00	$0.10	($0.01)	($0.02)	($0.00)	($0.11)
Acquired businesses' deferred revenue	$0.02	$0.02	$0.00	$0.00	$0.00	$0.00	$0.01	$0.05
Equity loss	$0.02	$0.03	$0.01	$0.03	$0.01	$0.01	$0.00	$0.00
Impact on non-cash income tax benefit items	$0.00	$0.00	$0.00	($0.47)	$0.00	($0.02)	($0.06)	($0.29)
Income from discontinued operations	($0.77)	($0.07)	($0.13)	($5.08)	($0.00)	($0.03)	($0.06)	($0.28)
Impact of non-controlling interest (NCI) on discontinued operations	($0.06)	$0.01	$0.01	($0.02)	$0.00	($0.00)	$0.00	$0.00
Non-GAAP net income (loss) per diluted share	($0.14)	($0.10)	($0.08)	($0.09)	($0.10)	($0.12)	($0.12)	($0.03)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	36,713	36,468	36,303	36,664	37,096	37,313	37,335	36,780
Diluted	36,713	36,468	36,303	38,680	37,096	37,313	37,335	36,780

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	36,713	36,468	36,303	36,664	37,096	37,313	37,335	36,780
Diluted	36,713	36,468	36,303	36,664	37,096	37,313	37,335	36,780

GAAP Cash flows from operations:	($10,620)	($4,230)	($1,885)	($1,588)	($9,651)	($2,613)	($8,509)	$4,547
Add back:
Impairment related and other costs	170	127	470	1,094	1,552	141	298	207
Transaction expenses	--	--	--	--	90	189	1,320	671
Non-GAAP Cash flows from operations	($10,450)	($4,103)	($1,415)	($494)	($8,009)	($2,283)	($6,891)	$5,425

About Actua's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua's operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) (also referred to as adjusted net income (loss)), (2) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share) and (3) non-GAAP cash flows from operations.  Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes, from GAAP net income (loss), the following items:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.
  Amortization of intangibles. Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.
  Impairment-related and other costs. Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.
  Transaction expenses. Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.
  Other income (loss), net. Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.
  Acquired businesses' deferred revenue. Actua includes acquired businesses' previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.
  Equity loss.  In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.
  Impact of non-cash income tax benefit items. Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.
  Income (loss) from discontinued operations. Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.
  Impact of non-controlling interest (NCI) on discontinued operations. Actua does not own 100% of the discontinued operations presented. Therefore Actua excludes the impact of the NCI on discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented as compared to what has historically been provided as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.
  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Non-GAAP cash flows from operations excludes, from GAAP cash flows from operations, the following items:

  Impairment-related and other costs. Actua excludes the cash flow effect of impairment-related and other costs, which primarily include restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's cash flows from operations.
  Transaction expenses. Actua excludes the cash flow effect of acquisition related fees because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's cash flows from operations.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua's management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and non-GAAP cash flows from operations in internal reports used by management in monitoring and making decisions regarding Actua's business, including in monthly financial reports prepared for management and in periodic reports to Actua's Board of Directors.
  An important limitation of Actua's non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.
  To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         Actua
         Investor Relations
         610.727.6900
         IR@actua.com